Exhibit 99.1
Starbucks Reports Q1 Fiscal Year 2026 Results
Q1 Comparable Store Sales Accelerate to 4% Globally and in the U.S., Led by Transactions
Company Delivers U.S. Comparable Transaction Growth for the First Time in Eight Quarters
Q1 Consolidated Net Revenues Up 6% to $9.9 Billion
Q1 GAAP EPS $0.26, Non-GAAP EPS $0.56
Company Introduces Fiscal Year 2026 Guidance

SEATTLE; January 28, 2026 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal first quarter ended December 28, 2025. GAAP results in fiscal 2026 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q1 Fiscal Year 2026 Highlights

•Global comparable store sales increased 4%, driven by a 3% increase in comparable transactions and a 1% increase in average ticket
◦North America and U.S. comparable store sales increased 4%, driven by a 3% increase in comparable transactions and a 1% increase in average ticket
◦International comparable store sales increased 5%, driven by a 3% increase in comparable transactions and a 2% increase in average ticket; China comparable store sales increased 7%, driven by a 5% increase in comparable transactions and a 2% increase in average ticket
•The company opened 128 net new stores in Q1, ending the period with 41,118 stores: 52% company-operated and 48% licensed
◦At the end of Q1, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,911 and 8,011 stores in the U.S. and China, respectively
•Consolidated net revenues increased 6% to $9.9 billion, or a 5% increase on a constant currency basis
•GAAP operating margin contracted 290 basis points year-over-year to 9.0%, primarily driven by labor investments in support of “Back to Starbucks” and inflationary pressures, largely driven by elevated coffee pricing and tariffs.
◦Non-GAAP operating margin contracted 180 basis points year-over-year to 10.1%, including on a constant currency basis
•Effective tax rate of 61.7% compared to 23.6% in the prior year, with the increase primarily driven by the discrete impact of changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale in the first quarter of 2026 and lapping the discrete impact of a tax status change for a certain foreign entity.
◦Non-GAAP effective tax rate increased 320 basis points to 26.8%
•GAAP earnings per share of $0.26 declined 62% over prior year
◦Non-GAAP earnings per share of $0.56 declined 19% over prior year, including on a constant currency basis

“Our Q1 results demonstrate our 'Back to Starbucks' strategy is working and we believe we're ahead of schedule,” commented Brian Niccol, chairman and chief executive officer. “It's great to see the sales momentum driven by more customers choosing Starbucks more often, and this is just the beginning.”

“With our 'Back to Starbucks' initiatives gaining traction, we have clear line of sight to translating topline strength into sustainable earnings growth that positions us for long-term profitable growth,” commented Cathy Smith, chief financial officer.

Q1 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 28, 2025	Dec 29, 2024
Change in Comparable Store Sales (1)	4%	(4)%
Change in Transactions	3%	(8)%
Change in Ticket	1%	4%
Store Count (2)	18,360	18,537	(1)%
Net revenues	$7,280.5	$7,071.9	3%
Operating Income	$867.0	$1,181.3	(27)%
Operating Margin	11.9%	16.7%	(480) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2) Includes the impact of 3 stores closed in Q1 FY26 as part of our “Back to Starbucks” restructuring plan.

Net revenues for the North America segment increased 3% over Q1 FY25 to $7.3 billion in Q1 FY26, primarily driven by an increase in company-operated store revenue due to a 4% increase in comparable store sales, driven by a 3% increase in comparable transactions and a 1% increase in average ticket.

Operating income decreased to $867.0 million in Q1 FY26 compared to $1.2 billion in Q1 FY25. Operating margin of 11.9% contracted from 16.7% in the prior year, primarily driven by labor investments in support of “Back to Starbucks” and inflationary pressures, primarily driven by tariffs and elevated coffee pricing.

Q1 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 28, 2025	Dec 29, 2024
Change in Comparable Store Sales (1)	5%	(4)%
Change in Transactions	3%	(2)%
Change in Ticket	2%	(2)%
Store Count (2)	22,758	22,039	3%
Net revenues	$2,064.9	$1,871.3	10%
Operating Income	$282.7	$237.1	19%
Operating Margin	13.7%	12.7%	100 bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2) Includes the impact of 162 stores closed in Q1 FY26 as part of our “Back to Starbucks” restructuring plan.

Net revenues for the International segment increased 10% over Q1 FY25 to $2.1 billion in Q1 FY26, primarily driven by an increase in company-operated store revenue due to a 5% increase in comparable store sales, driven by a 3% increase in comparable transactions and a 2% increase in average ticket, and an increase in our licensed store business revenue. Also contributing to the increase in revenue was net new company-operated store growth of 4% over the past 12 months.

Operating income increased to $282.7 million in Q1 FY26 compared to $237.1 million in Q1 FY25. Operating margin of 13.7% expanded from 12.7% in the prior year, primarily driven by sales leverage, and lower store operating and depreciation and amortization costs after classifying assets for Starbucks retail operations in China as held for sale and ceasing the related depreciation and amortization, partially offset by restructuring costs associated with the closure of coffeehouses and inflationary pressures, primarily driven by elevated coffee pricing.

Q1 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 28, 2025	Dec 29, 2024
Net revenues	$522.7	$436.3	20%
Operating Income	$215.8	$208.0	4%
Operating Margin	41.3%	47.7%	(640) bps

Net revenues for the Channel Development segment increased 20% over Q1 FY25 to $522.7 million in Q1 FY26, primarily due to an increase in revenue in the Global Coffee Alliance and higher revenue in our global ready-to-drink business.

Operating income increased to $215.8 million in Q1 FY26 compared to $208.0 million in Q1 FY25. Operating margin of 41.3% contracted from 47.7% in the prior year, primarily driven by mix shift and higher global product costs, partially offset by an increase in our North American Coffee Partnership joint venture income.

Company Update

1.In November, the company announced an agreement to form a joint venture with Boyu Capital to operate Starbucks retail in China (the "disposal group"), marking a significant milestone in Starbucks ongoing transformation and underscoring its commitment to accelerating long-term growth in one of the company’s most important and fastest-growing global markets. Under the agreement, Boyu Capital will acquire up to a 60% interest in Starbucks retail operations in China. Starbucks will retain a 40% interest in the joint venture and will continue to own and license the Starbucks brand and intellectual property to the new entity. During the first quarter of fiscal 2026, we classified the assets and liabilities of the disposal group as held for sale on the consolidated balance sheets, which required us to cease property, plant, and equipment depreciation and right-of-use asset amortization of the related long-lived assets, resulting in reduced depreciation and amortization and store operating expenses. We also changed our indefinite reinvestment assertions upon classification as held for sale, resulting in an increase in our income tax expense. The company expects the transaction with Boyu Capital to close in the Spring, subject to regulatory approvals.
2.In December, the company announced that Anand Varadarajan had been appointed chief technology officer effective January 19, 2026.
3.In January, the company announced plans to host the 2026 Investor Day, featuring presentations and a question-and-answer session with members of the company's executive leadership team. The event will be held in person and virtually on January 29, 2026, and the live webcast can be accessed at http://investor.starbucks.com.
4.The Board declared a cash dividend of $0.62 per share, payable on February 27, 2026, to shareholders of record on February 13, 2026. The company had 63 consecutive quarters of dividend payouts with CAGR of 18% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Fiscal Year 2026 Guidance
The company introduces the following fiscal year 2026 guidance (all growth targets are relative to fiscal year 2025 non-GAAP measures unless specified):

•Global and U.S. comparable store sales growth of 3% or greater, with consolidated net revenues growing at a similar rate;
•Non-GAAP consolidated operating margin to slightly improve year over year;
•Non-GAAP earnings per share in the range of $2.15 to $2.40; and
•Approximately 600 to 650 net new coffeehouses globally across company-operated and licensed businesses.

Please refer to the section entitled "Non-GAAP Disclosure" and the reconciliation of GAAP measures to non-GAAP measures at the end of this release. Certain projected non-GAAP financial measures cannot be reconciled to the most comparable GAAP measure without unreasonable effort.

To provide the best view of expectations for the underlying business, fiscal year 2026 guidance assumes Starbucks China retail operations remain company-operated in the second half of the fiscal year.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference call.

Conference Call
Starbucks will hold a conference call today at 8:00 a.m. Eastern Time, which will be hosted by Brian Niccol, chairman and ceo, and Cathy Smith, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, March 13, 2026.

The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to responsibly sourcing and roasting high-quality arabica coffee. Today, with a global footprint of more than 41,000 company-operated and licensed coffeehouses and a growing presence in consumer-packaged goods, we are the world's premier purveyor of specialty coffee. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:
•our ability to preserve, grow, and leverage our brands;
•the impact of our brand, marketing, promotional, advertising, and pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;

•the costs and risks associated with, and the successful and timely execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks” strategy and our restructuring plan;
•the costs and risks associated with, and the successful execution and effects of, strategic changes to our ownership and operating structure, including as a result of acquisitions, divestitures, other strategic transactions or entry into joint ventures, including our previously announced plans to form a joint venture with respect to Starbucks retail operations in China;
•our ability to align our investment efforts with our strategic goals;
•evolving consumer preferences, demand, consumption, or spending behavior, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments and our reliance on certain key business partners and suppliers;
•the potential negative effects of food or beverage safety incidents, or product recalls, and any perceived association with such incidents;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores and manage related costs;
•our heavy reliance on the financial performance of our North America operating segment and our dependence on the performance and growth of certain international markets;
•our ability to operate and successfully expand our footprint in international markets, which is influenced by factors distinct from our North America operating segment;
•inherent risks of operating a global business, including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, such as tariffs and import/export regulations, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients and related volatility;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers;
•the impact of unfavorable macroeconomic conditions and other factors, including economic slowdowns or recessions, rising real estate costs, supply chain disruptions, climate change and extreme weather events, inflation and interest rate fluctuations, government shutdowns, labor unrest, geopolitical instability, disruptions in credit markets and foreign current exchange rate volatility;
•failure to meet market expectations for our financial performance or any announced guidance and the impact thereof;
•failure to attract or retain key executive or partner talent;
•changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and complex and changing legal and regulatory requirements, including in privacy and data protection;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•the unauthorized access, use, theft, or destruction of our data, or of our proprietary or confidential information and the impact thereof;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment, and new risks periodically emerge. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Catherine Park	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Dec 28, 2025	Dec 29, 2024	% Change	Dec 28, 2025	Dec 29, 2024

				As a % of total net revenues
Net revenues:
Company-operated stores	$8,188.0	$7,785.3	5.2%	82.6%	82.8%
Licensed stores	1,130.4	1,135.7	(0.5)	11.4	12.1
Other	596.7	476.8	25.1	6.0	5.1
Total net revenues	9,915.1	9,397.8	5.5	100.0	100.0
Product and distribution costs	3,273.6	2,893.7	13.1	33.0	30.8
Store operating expenses	4,552.3	4,203.0	8.3	45.9	44.7
Other operating expenses	131.2	152.5	(14.0)	1.3	1.6
Depreciation and amortization expenses	400.9	407.6	(1.6)	4.0	4.3
General and administrative expenses	638.8	665.8	(4.1)	6.4	7.1
Restructuring and impairments	88.1	—	nm	0.9	—
Total operating expenses	9,084.9	8,322.6	9.2	91.6	88.6
Income from equity investees	60.6	46.5	30.3	0.6	0.5
Operating income	890.8	1,121.7	(20.6)	9.0	11.9
Interest income and other, net	13.0	27.8	(53.2)	0.1	0.3
Interest expense	(139.0)	(127.2)	9.3	(1.4)	(1.4)
Earnings before income taxes	764.8	1,022.3	(25.2)	7.7	10.9
Income tax expense	471.6	241.4	95.4	4.8	2.6
Net earnings including noncontrolling interests	293.2	780.9	(62.5)	3.0	8.3
Net earnings/(loss) attributable to noncontrolling interests	(0.1)	0.1	(200.0)	0.0	0.0
Net earnings attributable to Starbucks	$293.3	$780.8	(62.4)	3.0%	8.3%
Net earnings per common share - diluted	$0.26	$0.69	(62.3)%
Weighted avg. shares outstanding - diluted	1,141.9	1,138.4
Cash dividends declared per share	$0.62	$0.61
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				55.6%	54.0%
Effective tax rate including noncontrolling interests				61.7%	23.6%

Segment Results (in millions)

North America

	Dec 28, 2025	Dec 29, 2024	% Change	Dec 28, 2025	Dec 29, 2024
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,635.5	$6,367.9	4.2%	91.1%	90.0%
Licensed stores	643.2	702.7	(8.5)	8.8	9.9
Other	1.8	1.3	38.5	0.0	0.0
Total net revenues	7,280.5	7,071.9	2.9	100.0	100.0
Product and distribution costs	2,135.5	1,967.5	8.5	29.3	27.8
Store operating expenses	3,785.1	3,458.4	9.4	52.0	48.9
Other operating expenses	59.8	78.4	(23.7)	0.8	1.1
Depreciation and amortization expenses	298.8	289.0	3.4	4.1	4.1
General and administrative expenses	94.3	97.3	(3.1)	1.3	1.4
Restructuring and impairments	40.0	—	nm	0.5	—
Total operating expenses	6,413.5	5,890.6	8.9	88.1	83.3
Operating income	$867.0	$1,181.3	(26.6)%	11.9%	16.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				57.0%	54.3%
International

	Dec 28, 2025	Dec 29, 2024	% Change	Dec 28, 2025	Dec 29, 2024
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,552.5	$1,417.4	9.5%	75.2%	75.7%
Licensed stores	487.2	433.0	12.5	23.6	23.1
Other	25.2	20.9	20.6	1.2	1.1
Total net revenues	2,064.9	1,871.3	10.3	100.0	100.0
Product and distribution costs	748.1	647.0	15.6	36.2	34.6
Store operating expenses	767.2	744.6	3.0	37.2	39.8
Other operating expenses	56.8	60.7	(6.4)	2.8	3.2
Depreciation and amortization expenses	70.1	89.1	(21.3)	3.4	4.8
General and administrative expenses	96.0	92.4	3.9	4.6	4.9
Restructuring and impairments	43.6	—	nm	2.1	—
Total operating expenses	1,781.8	1,633.8	9.1	86.3	87.3
Income/(loss) from equity investees	(0.4)	(0.4)	nm	0.0	0.0
Operating income	$282.7	$237.1	19.2%	13.7%	12.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				49.4%	52.5%

Channel Development

	Dec 28, 2025	Dec 29, 2024	% Change	Dec 28, 2025	Dec 29, 2024
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$522.7	$436.3	19.8%
Product and distribution costs	352.6	259.8	35.7	67.5%	59.5%
Other operating expenses	13.8	13.4	3.0	2.6	3.1
General and administrative expenses	1.2	2.0	(40.0)	0.2	0.5
Restructuring and impairments	0.3	—	nm	0.1	—
Total operating expenses	367.9	275.2	33.7	70.4	63.1
Income from equity investees	61.0	46.9	30.1	11.7	10.7
Operating income	$215.8	$208.0	3.8%	41.3%	47.7%
Corporate and Other

	Dec 28, 2025	Dec 29, 2024	% Change

Quarter Ended
Net revenues	$47.0	$18.3	156.8%
Product and distribution costs	37.4	19.4	92.8
Other operating expenses	0.8	—	nm
Depreciation and amortization expenses	32.0	29.5	8.5
General and administrative expenses	447.3	474.1	(5.7)
Restructuring and impairments	4.2	—	nm
Total operating expenses	521.7	523.0	(0.2)
Operating loss	$(474.7)	$(504.7)	(5.9)%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Dec 28, 2025	Sep 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,413.4	$3,219.8
Short-term investments	184.9	247.2
Accounts receivable, net	1,219.2	1,277.5
Inventories	2,114.4	2,185.6
Prepaid expenses and other current assets	374.1	452.2
Assets held for sale	4,716.6	—
Total current assets	12,022.6	7,382.3
Long-term investments	288.3	246.9
Equity investments	432.0	466.2
Property, plant and equipment, net	7,399.5	8,493.5
Operating lease, right-of-use asset	8,228.2	9,315.7
Deferred incomes taxes, net	1,600.8	1,826.9
Other long-term assets	778.6	752.5
Other intangible assets	167.2	166.8
Goodwill	1,311.1	3,368.9
Total assets	$32,228.3	$32,019.7
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,682.2	$1,852.8
Accrued liabilities	2,334.3	2,359.7
Accrued payroll and benefits	751.4	1,093.9
Current portion of operating lease liability	1,342.9	1,564.5
Stored value card liability and current portion of deferred revenue	2,121.7	1,840.6
Current portion of long-term debt	1,499.5	1,498.9
Liabilities held for sale	1,754.6	—
Total current liabilities	11,486.6	10,210.4
Long-term debt	14,580.9	14,575.9
Operating lease liability	8,047.6	8,972.2
Deferred revenue	5,748.0	5,772.6
Other long-term liabilities	746.5	577.8
Total liabilities	40,609.6	40,108.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,139.1 and 1,136.9 shares, respectively	1.1	1.1
Additional paid-in-capital	721.5	634.1
Retained deficit	(8,685.4)	(8,272.5)
Accumulated other comprehensive income/(loss)	(425.9)	(459.3)
Total shareholders’ deficit	(8,388.7)	(8,096.6)
Noncontrolling interests	7.4	7.4
Total deficit	(8,381.3)	(8,089.2)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$32,228.3	$32,019.7

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Quarter Ended
	Dec 28, 2025	Dec 29, 2024
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$293.2	$780.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	431.9	432.2
Deferred income taxes, net	302.6	(14.9)
Income earned from equity method investees, net	(62.3)	(53.1)
Distributions received from equity method investees	96.7	81.9
Stock-based compensation	126.1	100.6
Non-cash lease costs	352.8	493.7
Loss on disposal, impairment, and accelerated amortization of assets	109.7	40.9
Other	5.4	(7.0)
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(0.2)	(75.8)
Inventories	(31.8)	25.1
Income taxes payable	55.4	104.9
Accounts payable	(39.0)	230.2
Deferred revenue	472.3	480.9
Operating lease liability	(433.2)	(510.2)
Other operating assets and liabilities	(81.9)	(38.3)
Net cash provided by operating activities	1,597.7	2,072.0
INVESTING ACTIVITIES:
Purchases of investments	(51.0)	(66.3)
Sales of investments	0.3	—
Maturities and calls of investments	77.2	87.6
Additions to property, plant and equipment	(323.7)	(692.9)
Acquisitions, net of cash acquired	—	(177.1)
Other	(25.7)	(6.5)
Net cash used in investing activities	(322.9)	(855.2)
FINANCING ACTIVITIES:
Net proceeds from issuance of short-term debt	2.5	—
Repayments of short-term debt	—	(5.4)
Proceeds from issuance of common stock	17.7	17.1
Cash dividends paid	(705.1)	(691.9)
Minimum tax withholdings on share-based awards	(58.1)	(74.6)
Net cash used in financing activities	(743.0)	(754.8)
Effect of exchange rate changes on cash and cash equivalents	9.0	(76.8)
Less: Net change in cash balances classified as assets held for sale	(347.2)	—
Net increase/(decrease) in cash and cash equivalents	193.6	385.2
CASH AND CASH EQUIVALENTS:
Beginning of period	3,219.8	3,286.2
End of period	$3,413.4	$3,671.4
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$142.4	$98.3
Income taxes	$94.9	$121.4

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Dec 28, 2025	Dec 29, 2024
Net revenues	$6,795.8	$6,604.6	3%
Change in Comparable Store Sales (1)	4%	(4)%
Change in Transactions	3%	(8)%
Change in Ticket	1%	4%
Store Count (2)	16,911	17,049	(1)%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2)Includes the impact of 3 stores closed in Q1 FY26 as part of our “Back to Starbucks” restructuring plan.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Dec 28, 2025	Dec 29, 2024
Net revenues	$823.4	$743.6	11%
Change in Comparable Store Sales (1)	7%	(6)%
Change in Transactions	5%	(2)%
Change in Ticket	2%	(4)%
Store Count (2)	8,011	7,685	4%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed for fewer than three weeks or operating at reduced hours remain in comparable store sales while stores identified for permanent closures are removed in the month following closure.
(2)Includes the impact of 83 stores closed in Q1 FY26 as part of our “Back to Starbucks” restructuring plan.

Store Data

	Net stores opened/(closed) and transferred during the period (1)
	Quarter Ended		Stores open as of
	Dec 28, 2025	Dec 29, 2024	Dec 28, 2025	Dec 29, 2024
North America:
Company-operated stores	60	81	11,078	11,242
Licensed stores	(11)	32	7,282	7,295
Total North America	49	113	18,360	18,537
International:
Company-operated stores (2)	(51)	226	10,445	10,083
Licensed stores (2)	130	38	12,313	11,956
Total International	79	264	22,758	22,039
Total Company	128	377	41,118	40,576
(1) Includes the impact of 165 stores closed in Q1 FY26 as part of our “Back to Starbucks” restructuring plan.
(2) Includes the conversion of 113 licensed stores to company-operated stores following the acquisition of 23.5 Degrees Topco Limited during the first quarter of fiscal 2025.

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures in this release that are not in accordance with, or alternatives for, GAAP. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as management believes this exclusion contributes to a more meaningful evaluation of the company’s future operating performance and comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs
Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store assets and employee severance costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

Transaction costs	Management excludes transaction costs for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Income tax impact from changes in indefinite reinvestment assertions
Management excludes the income tax impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale for the reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

The company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share, and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

The company is unable to provide a reconciliation of our Non-GAAP consolidated operating margin growth target to the corresponding GAAP financial measure because the company believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Dec 29, 2024 as reported (GAAP)	$9,397.8
Revenue for the quarter ended Dec 28, 2025 as reported (GAAP)	$9,915.1
Change (%)	5.5%
Constant Currency Impact (%)	(0.1)
Change in Constant Currency (%)	5.4%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended (1)
Consolidated	Dec 28, 2025	Dec 29, 2024	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$890.8	$1,121.7	(20.6)%
Restructuring and impairments (2)	88.1	—
Transaction costs (3)	19.9	—
Non-GAAP operating income	$998.8	$1,121.7	(11.0)%	0.2%	(10.8)%

Operating margin, as reported (GAAP)	9.0%	11.9%	(290) bps
Restructuring and impairments (2)	0.9	—
Transaction costs (3)	0.2	—
Non-GAAP operating margin	10.1%	11.9%	(180) bps	— bps	(180) bps

Diluted net earnings per share, as reported (GAAP)	$0.26	$0.69	(62.3)%
Restructuring and impairments (2)	0.08	—
Transaction costs (3)	0.02	—
Income tax effect on Non-GAAP adjustments (4)	(0.02)	—
Income tax impact from changes in indefinite reinvestment assertions (5)	0.23	—
Non-GAAP diluted net earnings per share	$0.56	$0.69	(18.8)%	—%	(18.8)%
(1)Certain numbers may not foot due to rounding convention.
(2)Represents costs associated with our restructuring efforts.
(3)Represents transaction-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.
(4)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.
(5)Represents the impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale.

	Quarter Ended
Consolidated	Dec 28, 2025	Dec 29, 2024	Change
Effective tax rate (GAAP)	61.7%	23.6%	3,810 bps
Income tax effect on Non-GAAP adjustments (1)	4.1%	—%
Income tax impact from changes in indefinite reinvestment assertions (2)	(39.0)%	—%
Non-GAAP effective tax rate	26.8%	23.6%	320 bps
(1)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.
(2)Represents the impact from changes in indefinite reinvestment assertions as a result of classifying our Starbucks retail operations in China as held for sale.

Q1 QTD FY26 NON-GAAP DISCLOSURE DETAILS
(unaudited, in millions, and before income taxes)

Q1 QTD FY26	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and impairments (1)	Restructuring and impairments (1)	Restructuring and impairments (1)	Restructuring and impairments (1)	Transaction costs (2)	Total Non-GAAP Adjustment
Restructuring and impairments	$40.0	$43.6	$0.3	$4.2		$88.1
General and administrative expenses					$19.9	$19.9
Total impact to operating income	$(40.0)	$(43.6)	$(0.3)	$(4.2)	$(19.9)	$(108.0)

(1)Represents costs associated with our restructuring efforts.
(2)Represents transaction-related expenses related to the strategic partnership with Boyu Capital to operate Starbucks retail in China.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

Year Ended
Consolidated	Sep 27, 2026
(Projected)
Diluted net earnings per share (GAAP)	$ 1.74- 1.99
Restructuring and impairments	0.20
Transaction costs	0.04
Income tax impact from changes in indefinite reinvestment assertions	0.23
Income tax effect on Non-GAAP adjustments	(0.06)
Non-GAAP net earnings per share	$ 2.15- 2.40